                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Buckeye Technologies Inc. of our report dated August 3, 2001, except for Note 18 as to which the date is September 7, 2001, included in the 2001 Annual Report to Shareholders of Buckeye Technologies Inc.

         Our audits also included the financial statement schedule of Buckeye Technologies Inc. listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statements (Form S-8, Numbers 33-80865, 33-80867, 33-33621, 33-61373, and
33-61371) pertaining to the Buckeye Retirement Plus Savings Plan, the Buckeye Retirement Plan, the Alpha Cellulose Cash Option Thrift Plan, the Restricted Stock Plan, and the Merfin Systems 401(K) Profit Sharing Plan, of our report dated August 3, 2001, except for Note 18 as to which the date is September 7, 2001, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Buckeye Technologies Inc.


                                     /S/ ERNST & YOUNG LLP
                                    --------------------------------------------
                                     Ernst & Young LLP

Memphis, Tennessee
September 24, 2001